                                   EXHIBIT 11


                                SPIRE CORPORTION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                     Nine Months Ended Seprtember 30,
                                                                   ------------------------------------
                                                                      1997                      1996
                                                                   ----------                ----------
Primary:
--------

Net income (loss)                                                  $1,576,897                $ (711,909)
                                                                   ==========                ==========

Weighted average number common shares outstanding                   3,052,263                 3,031,260

Add: additional common shares issued upon assumed
    exercise of common stock options                                  128,204                        --
                                                                   ----------                ----------

Weighted average common and common equivalent
    shares outstanding                                              3,180,467                 3,031,260
                                                                   ==========                ==========


Primary net income (loss) per share                                $     0.50                $    (0.24)
                                                                   ==========                ==========



Fully Diluted:
--------------

Net income (loss)                                                  $1,576,897                $ (711,909)
                                                                   ==========                ==========

Weighted average number common shares outstanding                   3,052,263                 3,031,260

Add: additional common shares issued upon assuming
    exercise of common stock options                                  222,884                        --
                                                                   ----------                ----------

Weighted average common and common equivalent
    shares outstanding                                              3,275,147                 3,031,260
                                                                   ==========                ==========

Fully diluted net income (loss) per share                          $     0.48                $    (0.24)
                                                                   ==========                ==========